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                                                                EXHIBIT 10.15


CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

                                    AGREEMENT

                                     BETWEEN

                        DCI INC., A BODY CORPORATE, WITH A HEAD OFFICE LOCATED IN THE CITY OF ROSEAU, IN THE COMMONWEALTH OF DOMINICA (HEREINAFTER REFERRED TO AS THE "MASTER LICENSEE")

                                       AND

                        ICRYSTAL INC., A PUBLICLY TRADED COMPANY WITH A TRADING SYMBOL ICRS, TRADING ON THE NASD OTC BB, (HEREINAFTER REFERRED TO AS THE "SOFTWARE PROVIDER")

WHEREAS the Master Licensee has an ongoing internet casino operation located in the city of Roseau in the Commonwealth of Dominica complete with 24 hour customer support and all necessary technical, e-commerce and server equipment necessary to sustain multiple Internet casino sites;

AND WHEREAS the Software Provider is in the business of creating and developing unique and proprietary internet gaming and website software;

AND WHEREAS there is an existing Agreement currently between the two parties dated April 8, 1999;

AND WHEREAS the Master Licensee is desirous of licensing 3 themed Internet Casino sites, hereinafter referred to as the "Casinos", which are based upon a concept or themes more fully described below, but which are operated by the Master Licensee based upon software licensed from the Software Provider;

THEREFORE the parties hereto hereby agree to the following terms and conditions:

1. COMPENSATION: The Master Licensee shall pay the Software Provider the sum of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.] to be paid in the following manner;

[CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.] Deposit Previously Received


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                                        -2-

      [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.] Upon execution of this Agreement
      [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.] On or before date which casino number 3 is ready for operation [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.] TOTAL

The Master Licensee shall receive 60% of the NET GAMING REVENUE for the first [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.] of the total monthly NET GAMING REVENUE derived from the Internet casinos, more fully described in Clause 4.a. of this Agreement and 70% of the NET GAMING REVENUE for all monthly NET GAMING REVENUE in excess of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.]. Example is listed in Schedule A hereto attached. NET GAMING REVENUE is fully defined in Clause 5 of this Agreement. It is understood by all parties that monthly NET GAMING REVENUE totals shall be derived from the accumulated totals from all Casinos, save Bingo, operated by, or associated with, the Master Licensee.

2.   DUTIES AND OBLIGATONS OF THE MASTER LICENSEE: The Master
Licensee shall be responsible for, but not limited to, the following duties and obligations:

a.   To provide 24 hour live customer service and support for the Casinos.
b.   To maintain all hardware and servers associated with the Casinos.
c. To provide e-cash services and credit card processing for the customers of the Casinos.
d. To pay, as required, the Software Provider's portion of NET GAMING REVENUE by the l6th day of the following month from which the revenue was received.
e. To be responsible for the bandwidth charges relating to the operation of the Casinos.
f. To provide direction and insight into the development of the theme of the websites.
g.   To be responsible for the promotion and advertising for the Casinos.
h. To be responsible for payment with regard to the promotion and advertising for the Casinos.
i. To be responsible for bandwidth charges relating to the operation of the Bingo Site as per Clause 21 of this Agreement.

3.   DUTIES AND OBLIGLIONS OF THE SOFTWARE PROVIDER: The
     Software Provider shall be responsible for, but not limited to, the following duties and obligations:

a. To create a complete website for the 3 Casinos based upon the following themes and styles;

               Casino 1 - Blackjack Castle, consisting of 8 versions of
                    Blackjack, 3 video poker 3 Triple Play video poker, and 3 slot machines (when available)

               Casino 2 - Triple Play Casino, consisting of 15 versions of
                    Triple Play video Poker and up to five other games

               Casino 3 - Slot Machine casino, consisting of up to 20 slot machines, along with 4 other games.

      The cost of the website creations are included in the compensation that is


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                                       -3-

      described in Paragraph 1 of this Agreement. Any modifications to the websites or Casino sites that are requested by the Master Licensee, and that are agreed to by the Software Provider, after the completion of the websites or casino sites shall be charged out to the Master Licensee at the Software Provider's hourly rate, which is currently $40.00 US.

b. To provide a games package to each Casino site consisting of the games specified in Clause 4.a above. Any changes to the games package after the Casino site has been must have the written approval of the Software Provider and will be implemented at an additional cost to the Master Licensee.

c. To provide technical support regarding the software at all times at no charge. The Software Provider also has taken all necessary steps to ensure the software is Y2K compliant.

4.    NET GAMING REVENUE: Net Gaming Revenue is described as follows;

Customer Purchases LESS Customer Payouts

LESS E-Commerce Charges (currently 10%) LESS Bank Card Holdback (currently 5% for 180 days) LESS Chargebacks LESS Jurisdiction Tax Dominica = 5%)
= NET GAMING REVENUE
IT SHOULD BE NOTED THAT THE ABOVE E-CASH CHARGES ARE SUBJECT TO CHANGE
AND THAT THE HOLDBACK AMOUNT WILL BE AVAILABLE FOR DISTRIBUTION AS SOON AS IT IS RELEASED BY THE CREDIT CARD PROCESSOR.

RELATIONSHIP: There is an existing Master Licensee Agreement in place between the Software Provider and the Master Licensee. It is agreed by all parties that once the websites are completed and the Casino sites delivered, the obligations, other than ongoing technical support, of the Software Provider will have been deemed to be completed and the fees earned in their entirety.

5. GAMES PACKAGES: Once the Games Packages have been agreed upon by both parties, they shall be signed off by both parties and become an integral part of this Agreement. It is understood by both parties hereto that the Games Packages shall consist of a variety of games comprised from the various versions of video poker, slot machines, blackjack and other games which will be made available from time to time.

6. ADVERTISING EXPENDITURE: The Master Licensee agrees to spend A minimum of 10% of the previous month's NET GAMING REVENUE on advertising and promotional expenditures on any calendar month.

7. TERM: This Agreement shall be binding upon, and endure to the benefit of the


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                                  -4-


parties hereto for a ten year period from the date of execution. Provided there is no breach, the Master Licensee may extend this Agreement for a further ten-year period provide that the manager gives the Software Provider written notice of its intent at least 60 days prior to the expiry of the first ten year period. At the expiry of the second 10 year period, provided the Master Licensee is not in breach of this Agreement, such breach as determined by a court justice or independent arbitrator, the Master Licensee shall have the option to extend this Agreement for further ten-year periods, and so on, indefinitely.

8. NON-EXCLUSIVE: It is understood by all parties hereto that the Software Provider is in the business of licensing it's proprietary software and that the software provided for either the websites or the Casinos are of a non-exclusive nature and that the Software Provider will be licensing out similar or identical software or games to other parties at its sole discretion.

9. DELIVERY DATE: It is recognized and understood by all parties that the Software Provider shall make every effort to deliver both the websites and the Casinos on an expedited basis but, as input from the Master Licensee will be required, there is no guarantee as to the expected completion date.

12. TERMINATION: Either party may terminate this Agreement upon breach by the other party by giving 60 days written notice of the details of the breach and allowing the offending party the opportunity to cure such breach during the 60 day notice period. If either party receives notice from the other party of an alleged breach, the breach must be a breach as determined by court justice or the independent arbitrator as set forth in Clause 13 of this Agreement. Both parties address for formal notice are written below. In the event the address changes for any of the parties, it is the responsibility of that party to notice the other party.

Software Provider

     ICrystal Inc.
     3237 King George Hwy.
     Suite 101 B
     Surrey, BC Canada, V4P 1B7

Master Licensee

     DCI Inc.
     42 Hillsborough St.
     Roseau, Dominica


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                                  -5-

13. ARBITTRATION: Any dispute regarding this Agreement shall be settled by binding independent arbitration in effect for the province of British Columbia Canada and both parties hereto agree to accept and abide by the decision of the arbitrator.

14. SITUS: This Agreement shall be interpreted under the laws of the province of British Columbia, Canada and if any part of this Agreement should be found to be unenforceable, then the remainder of the Agreement shall remain unaffected and shall remain in force.

15. PREAMBLE: The preamble is and forms an integral part of this Agreement.

16. OWNERSHIP: It is understood by all parties that the Master Licensee is the owner of the Casino sites and that in the event of termination or expiry of this Agreement, ownership of the Casino and websites, subject to the previous agreement in place between the Master Licensee and the Software Provider, remains with the Master Licensee.

17. TIME: Time is of the essence hereof

18. BINDING: This Agreement shall be binding upon the heirs, assigns, trustees, assessors or court appointed agents or insolvency agents or representatives of any of the parties hereto.

19. ASSIGNMENTS: This Agreement may be assigned by the Master Licensee but not without prior written approval of the Software Provider, such written approval will not be unresonablely withheld.

20. PROFITABILITY: There is no guarantee as to the profitability of the Casinos and it is totally understood by the parties that the ultimate profitability of the Casinos shall be determined by the marketing skills of the Master Licensee.

21. BINGO SOFTWARE: It is understood by both parties that the Software Provider is in the process of developing an interactive Bingo application and that the Master Licensee shall have the rights to license and market one Bingo site at no charge. The Master Licensee shall have, for the price of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.], the right to manage a second bingo site provided that the Master Licensee pays an initial deposit of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.] by Dec 31, 1999, a further deposit of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.] by Jan.31, 2000 and the balance of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.] by the date the software is completed, BETA tested, and an attested report provided to the Master Licensee. It is understood that the Software Provider has the intent to license only two Bingo sites. A formal agreement regarding the Bingo sites


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                                   -6-

will be drafted on or before December 31, 1999, and will contain, but is not limited to, the following clauses:

              a. The Master Licensee shall receive 60% of NET GAMING REVENUE of the bingo site.

              b. The Master Licensee shall be responsible for all bandwidth or telephone charges and hardware or equipment charges associated with the operation of the site.

              c. The Master Licensee shall be entitled to an advertising rebate base upon the conditions in Clause 22 of this Agreement.

              d. In the event the second bingo site does not achieve and maintain monthly NET GAMING REVENUE of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.] within 12 months of commencement of operations, the Software Provider will have the option to license the bingo software to additional parties. In the event the Master Licensee fails to achieve the above NET GAMING REVENUE within the allocated time period, the Master Licensee shall not lose the rights associated with the operation of either of the Bingo sites and shall be allowed to continue operating the Bingo sites.

              e. If the Master Licensee fails to meet it's financial obligations as detailed in Clause 21 of this Agreement, all licensing rights associated with the second Bingo site shall be forfeited. All or any deposits paid to the Software Provider are deemed to have been earned at the time the deposit was paid and are non-refundable under any circumstances. The first Bingo site shall remain unaffected by any financial breach of the Master Licensee with respect to the second bingo site.

22. ADVERTISING REBATE: The Master Licensee shall be entitled to an advertising rebate of 10% of monthly NET GAMING REVENUE for all hard advertising costs associated with the marketing or promotion of the Casino sites. Hard advertising costs shall include Internet banner ads, print media, television commercials, radio commercials, and other allowable expenses. Soft costs such as wages, consulting fees, webmaster services etc. will not be applicable. The Master Licensee must submit copies of paid advertising expenses no later than 60 days from the date of said invoices.

23. ADDITIONAL CASINOS: Notwithstanding the April 8, 1999 Agreement between the parties, The Master Licensee shall have the right to manage future Casinos, under the same terms and conditions contained herein, at no additional charge to the Master Licensee, except for that contained in Clause 23.b, provided always that;

             a. The style, theme, and game selection of any additional casino sites shall have the written approval of the Software Provider.

             b. The Master Licensee shall be responsible for the hard costs associated with


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                                           -7-

                 the development and operation of the sites. Hard costs will include all out of pocket expenses and hardware or equipment necessary for the operation or development of the sites or casinos. As of the date of this Agreement, hard costs are estimated to be no more than [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.] for a standard, usual, or normal casino site.

             c. The Master Licensee demonstrates, to the satisfaction of the
                Software Provider, the ability and the wherewithall to adequately market each additional site.

             d. There is no breach of this Agreement.

This Agreement supercedes any other agreements, written or verbal, and there are no other agreements, guarantees, conditions, clauses, or warrantees except those expressed herein.

Dated this 15th day of October, 1999 in the cities of Vancouver, British Columbia and Roseau Dominica. The parties hereto have hereby executed this Agreement and affixed their corporate seal where applicable.



MASTER LICENSEE                                    SOFTWARE PROVIDER
                                                   iCRYSTAL INC

    /S/ IRVIN MAXIMEA                                 /S/ LARRY HRABI
-------------------------------                    ---------------------------
IRVIN MAXIMEA                                      LARRY HRABI
VICE-PRESIDENT - OPERATIONS                        CEO





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                                   SCHEDULE A

EXAMPLE ONLY
GROSS REVENUE                          $200,000.00
Less E-Cash(10%)                         20,000.00
Less Holdback (5%)                       10,000.00
Less Chargebacks                          2,000.00
Less Tax (5%)                           10,000. 00
                                        ----------
NET GAMING REVENUE                     $158,000.00


MASTER LICENSEE'S PROCEEDS

60% of first [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.] NET GAMING REVENUE = [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.] 70% of balance [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.] NET GAMING REVENUE = [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.]

TOTAL = [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.]*

- THE ABOVE DOES NOT INCLUDE THE MANAGER'S ADVERTISING REBATE WHICH IS IN ADDITION TO AMOUNT INDICATED.